SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2008
Northwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	0-23817	23-2900888

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street Warren, Pennsylvania	16365

(Address of principal executive office)	(Zip code)
Registrant’s telephone number, including area code: (814) 726-2140

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.06 Material Impairments
     On September 7, 2008, the United States Department of Treasury and the Federal Housing Finance Agency (“FHFA”) announced that both Fannie Mae and Freddie Mac were being placed under conservatorship and that management of the entities would be under the control of the FHFA, its regulator. The plan announced by the U.S. Government includes, among other things, the elimination of dividends on Fannie Mae and Freddie Mac common and preferred stock. These actions will adversely impact the value of the investment by Northwest Bancorp, Inc. (the “Company”) in the perpetual preferred stock of Freddie Mac.
     Subsequent to the announcement mentioned above, the market value of the perpetual preferred stock owned by the Company declined materially. As of the closing price on September 8, 2008, the market value of the Company’s preferred stock was $470,000, resulting in an unrealized loss of $4,252,000. As previously disclosed in the Company’s quarterly earnings releases and Form 10-K and Form 10-Q starting December 31, 2007, the Company had already recorded other-than-temporary impairment charges of $2,778,000 relating to Freddie Mac preferred stock reducing the original investment of $7,500,000 to $4,722,000 as of June 30, 2008.
     Based on these developments, the Company expects to record an other-than-temporary impairment loss on its investment in preferred stock of Freddie Mac in the quarter ended September 30, 2008. The amount of loss is expected to equal the difference between the carrying value of the Freddie Mac preferred stock ($4,722,000) and the market value of the preferred stock as of September 30, 2008. The resulting non-cash loss is expected to be between $4,000,000 and $4,722,000. The Company’s shareholders’ equity was $622,751,000, or 9.00% of total assets, at June 30, 2008. The expected loss will not have a material adverse effect on the Company’s shareholders’ equity or capital ratios. The Company’s subsidiary, Northwest Savings Bank, was “well-capitalized” as of June 30, 2008, and is expected to continue to be “well-capitalized” after recording the expected loss.
This report contains certain forward-looking statements about the Company’s securities activities. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They also include words such as “believe,” “expect,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. Certain factors could cause actual results to differ materially from expected results including changes in the general economic conditions (such as interest rates, employment levels and real estate values), legislative and regulatory changes, developments with respect to the Fannie Mae and Freddie Mac conservatorships in the Company’s, Freddie Mac’s and Fannie Mae’s business operations and the results thereof and changes in the securities markets. The Company does not intend to update this Report and expressly disclaims any obligation to do so.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCORP, INC.

DATE: September 11, 2008	By:	/s/ William W. Harvey, Jr.

William W. Harvey, Jr. Chief Financial Officer